                                                                     EXHIBIT 6.1


                      SYMPLEX COMMUNICATIONS CORPORATION
                             AMENDED AND RESTATED
                        NONSTATUTORY STOCK OPTION PLAN


     WHEREAS, SYMPLEX COMMUNICATIONS CORPORATION, (hereinafter called the "Company"), a California corporation, wishes to provide favorable opportunities for certain selected key employees, consultants and/or members of the Board of Directors of the Company and any subsidiaries or parent corporation to purchase shares of common stock of the Company, thereby encouraging them to acquire proprietary and vested interests in the performance of the Company's common stock; and

     WHEREAS, the Company wishes to increase its ability to attract and retain individuals of exceptional talent upon whom the sustained progress, growth and profitability of the Company depend;

     NOW, THEREFORE, the Company hereby establishes this Amended and Restated Nonstatutory Stock Option Plan (sometimes hereinafter called the "Plan") effective the 11th day of April, 1997 which amends and restates the Company's Nonstatutory Stock Option Plan effective February 6, 1997.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meaning set forth below:

     A.  "Board" shall mean the Board of Directors of the Company.

     B. "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

     C. "Committee" shall mean the committee appointed by the Board to administer the Plan. The Committee shall consist of not less than two (2) nor more than five (5) members as selected by the Board, provided that any Committee which, pursuant to Article II hereof, determines the eligibility of any officer or Director of the Company to participate in this Plan shall consist solely of disinterested persons. The term "disinterested persons" means persons who are not at the time of determination of that status, and who have not been at any time within one (1) year prior thereto, eligible employees (as defined in Article V hereof) or eligible for selection as persons to whom stock may be allocated or to whom stock options may be granted pursuant to any other plan of the Company, or any of its affiliates, which entitles the participants therein to acquire stock or stock options of the Company or any of its affiliates. If a Committee is not appointed by the Board, the Board shall function as the Committee.

     D.  "Common Stock" shall mean the common stock of the Company.

     E. "Corporation" shall include any parent or subsidiary of the Company as those terms are defined in Sections 425(e) and (f) of the Code, respectively, and any predecessor corporation of any such corporation, as that term is defined in proposed Income Tax Regulation Section 422A-2(f)(2).

     F. "Exchange" means the Vancouver Stock Exchange and any other stock exchange or stock quotation system on which the Common Stock trades.

     G. "Fair Market Value" means, as of any date, the value of the Common Shares, determined as follows:

       (i) if the Common Stock is listed on the Vancouver Stock Exchange, the Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange for the ten market trading days immediately prior to the date of determination less any discount permitted by the Vancouver Stock Exchange;

       (ii) if the Common Stock is listed on an Exchange other than the Vancouver Stock Exchange, the fair market value shall be the closing sales price of such shares (or the closing bid, if no sales were reported) as quoted on such Exchange for the last market trading day prior to the time of determination; and

       (iii) if the Common Stock is not listed on an Exchange, the Fair Market Value shall be determined in good faith by the Committee.

     H. "Option Agreement" means such option agreement or agreements as is approved from time to time by the Committee and as is not inconsistent with the terms of this Plan.

     I.  "Option Date" means the date of grant of a Stock Option to an Optionee.

     J. "Option Price" is the price at which the Optionee is entitled pursuant to the Plan and the Option Agreement to acquire Option Shares.

     K. "Option Shares" means, subject to the provisions of Article VII of this Plan, the Common Stock which the Optionee is entitled to acquire pursuant to this Plan and the applicable Option Agreement.

     L. "Stock Option" shall mean a stock option to purchase common stock which is intended not to meet or comply with requirements for an incentive stock option as set forth in Section 422A of the Code. Also included in this definition is any other form or forms of tax-qualified, discriminatory stock options which may be incorporated within the Code as it may from time to time be amended.

     M. "Optionee" shall mean an individual who has been granted one or more Stock Options under the Plan.

                                  ARTICLE II
                                ADMINISTRATION
                                --------------

     A. Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

     B. The Committee shall administer the Plan, and accordingly, it shall have full power to grant stock options, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

     C. The determination of those eligible to receive stock options, and the amount, type and timing of each Stock Option, and the terms and conditions of the respective Stock Option agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

     D. Notwithstanding anything to the contrary in the Plan, if the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company which resulted in damage to the Company, or if Optionee disclosed trade secrets of the Company, the Optionee shall forfeit all unexercised Stock Options and all exercised Stock Options under which the Company has not yet delivered the certificates and which had previously been granted to the Optionee by the Committee. The decision of the Committee as to the cause of an Optionee's discharge and the damage done to the Company shall be final. No decision of the Committee, however, shall affect the finality of the discharge of such Optionee by the Company in any manner.

     E. The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted Stock Option, in the manner and to the extent it shall deem necessary to carry it into effect.

     F. Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

     G. No member of the Board or Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

                                  ARTICLE III
                          SHARES SUBJECT TO THE PLAN
                          --------------------------

     The aggregate number of Option Shares reserved for issuance under the Plan, Common Stock reserved for issuance under any other share compensation arrangement granted or made available by the Company from time to time (the "Other Plans") and Common Stock reserved for issuance under stock options not granted under the Plan or the Other Plan, may not exceed in aggregate TWO MILLION TWO HUNDRED FIFTY THOUSAND (2,250,000) shares of Common Stock. A Stock Option may not be granted to any person if, as the result of such grant, such person would at the time of such grant hold options under the Plan and the Other Plans to acquire in aggregate more than 5% of the issued and outstanding shares of Common Stock of the Company. In the event that any outstanding Stock Option for any reason shall expire or terminate by reason of the death or severance of employment of the Optionee, the surrender of the Option Shares allocable to the unexercised portion of such Stock Option shall be available for future grants of Stock Options.

                                  ARTICLE IV
                          AUTHORITY TO GRANT OPTIONS
                          --------------------------

     The Committee may grant from time to time to such eligible individuals, as it shall from time to time determine, a Stock Option or options to buy a stated number of shares of common stock under the terms and conditions of the Plan.
The Committee, subject only to any applicable limitations set forth elsewhere in the Plan, shall determine the number of shares of common stock covered by any Stock Option.

                                   ARTICLE V
                                  ELIGIBILITY
                                  -----------

     The individuals who shall be eligible to participate in the Plan shall be such executive and other key employees (including officers who may be members of the Board of Directors) of the Company, or of any subsidiary or parent corporations as the Committee may determine from time to time. Non-employee members of the Board and non-employee consultants shall be eligible for Stock Option grants.

                                  ARTICLE VI
                       STOCK OPTION TERMS AND CONDITIONS
                       ---------------------------------

     All Stock Options granted under the Plan shall be evidenced by Stock Option Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

     A.  PRICE:  The Option Price shall be determined by the Committee, provided
         -----
that such price shall not be lower than the Fair Market Value of the Option Shares on the date of grant of the Option.

     B.  DURATION OF OPTION:  Except as otherwise provided elsewhere in this
         ------------------
Plan, the Stock Options shall be exercisable for a period, or in percentage installments over a period, to be determined in each instance by the Committee, provided that if the Common Stock is listed on the Vancouver Stock Exchange, the exercise period shall not exceed five (5) years from the Option Date. The Stock Options must be exercised in accordance with this Plan and the Option Agreement.

     C.  VESTING:  The Committee may establish vesting periods for a Stock
         -------
Option, such that the option becomes fully vested and exercisable in a series of cumulating portions. The Committee may also accelerate the vesting of any Stock Option in its sole discretion.

     D.  EXERCISE:  A valid, outstanding, and vested Stock Option shall be
         --------
exercised, in part or as a whole, by the delivery of written Notice of Exercise to the Company setting forth the number of shares with respect to which the Stock Option is to be exercised and the address to which the certificates representing shares of the stock issuable upon the exercise of such Stock Option shall be mailed. In order to be effective, such written Notice shall be accompanied at the time of its delivery to the Company by payment of the option price of such shares. Such Notice shall be delivered in person to the Secretary of the Company or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such Notice is deposited in the mail. In its sole and absolute discretion, the Committee may require as an additional condition to the issuance of stock upon exercise of a Stock Option that the Optionee furnish the Committee with an executed copy of a Stock Purchase Agreement in such form as may be required by the Committee at the time Notice of Exercise is delivered to the Company.

         As promptly as practicable after the receipt by the Company of:

         (i) such written notice from the Optionee setting forth the number of shares with respect to which such option is to be exercised,

         (ii) payment of the option price of such shares in the form required by the provisions of this Article VI, and

         (iii) a fully executed Stock Purchase Agreement in the form required by the Committee, if any is so required.

     The Company shall cause to be delivered to such Optionee (or to a specified escrow agent if so required under the terms of any applicable Stock Purchase Agreement) certificates representing the number of shares with respect to which such Stock Option has been so exercised. Until the shares of common stock represented by an exercised Stock Option are issued to an Optionee, he shall have none of the rights of a share owner.

     E.  PAYMENT:  The price of an exercised Stock Option, or portion thereof,
         -------
may be paid:

         (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, or

         (ii) at the discretion of the Committee, through the delivery of shares of common stock, with an aggregate fair market value, equal to the option price, provided such tendered shares have been owned by the Optionee for at least one (1) year prior to such exercise, or

          (iii)  by a combination of both (i) and (ii) above.

     The Committee shall determine acceptable methods for tendering common stock as payment upon exercise of a Stock Option and may impose such limitations and prohibitions on the use of common stock to exercise a Stock Option as it deems appropriate.

     F.  TERMINATION OF EMPLOYMENT OF THE OPTIONEE:  In the event an Optionee
         -----------------------------------------
who is an employee shall cease to be employed by the Corporation while he is holding one or more Stock Options, or in the event an Optionee who is a Director shall cease to be a member of the Board of Directors while he or she is holding one or more Stock Options, then the vested portion of such Stock Options, and the non-vested portion of such Stock Options, shall (except as otherwise provided in the Stock Option Agreement) expire at the earlier of the expiration of the Stock Option's term or the following:

         (i)     Optionee's Death - all Stock Option(s) shall become fully
                 ----------------
         vested and shall be forfeited if not exercised within one (1) year after such death.

         (ii)    Optionee's Termination Other Than For Cause - the non-vested
                 -------------------------------------------
         portion of the Stock Option(s) shall expire immediately and the fully vested portion shall be forfeited if not exercised within thirty (30) days after the effective date of such termination.

         (iii)   Optionee's Termination For Cause - all Stock Option(s), whether
                 --------------------------------
          vested or non-vested, shall expire immediately. The phrase "termination for cause" is hereby defined to be a termination by the Corporation because of the Optionee's fraud or dishonest conduct with respect to the Corporation, or in the event of an employee (Optionee's consistent failure) to carry out the reasonable terms of his employment as determined by the Committee.

     In the event of the death of an Optionee following termination of employment (in the event of an employee) or following termination of the Optionee's service on the Board of Directors, while any portion of a Stock Option remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death. After the death of the Optionee, his executors, administrators, or any persons to whom the Stock Option may be transferred by will or by the laws of descent and distribution shall have the right at any time prior to the end of the exercise period described in the previous sentence to exercise the Stock Option in whole or in part.

     For the purpose of determining the employment relationship between the Company and the Optionee, employment by any corporation in which the Company owns, directly or indirectly, stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock shall be considered employment by the Company.

     G.  EFFECT OF LEAVES OF ABSENCE:  For the purpose of this section, it shall
         ---------------------------
not be considered a termination of employment when an Optionee is placed by the Corporation on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Optionee. In case of such leave of absence, the employment relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Optionee's right to reemployment with the Corporation shall no longer be guaranteed either by statute or contract.

                                  ARTICLE VII
                  CHANGES IN CAPITAL STRUCTURE OF THE COMPANY
                  -------------------------------------------

     In the event of a stock dividend, stock split or other subdivision, consolidation, reorganization or change in the shares of common stock or capital structure of the Company, the number of shares of common stock available for options and subject to outstanding stock options shall be the option price per share of outstanding stock options appropriately adjusted.

     The existence of outstanding Stock Options shall not affect, in any way, the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or offsetting the stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                 ARTICLE VIII
                     MERGER, CONSOLIDATION OR TENDER OFFER
                     -------------------------------------

     A. If the Company shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all of the assets of the Company, each outstanding Stock Option shall pertain and apply to the securities and/or property which a share owner of the number of shares of common stock subject to the Stock Option would be entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

     B. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan:

          (i) subject to the provisions of Subparagraph (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of a vested Stock Option, to receive in lieu of shares of stock, shares of such stock or other securities as the holders of shares of stock receive pursuant to the terms of the merger, consolidation or sale;

          (ii) the Board of Directors may waive any limitation set forth in or imposed pursuant to this Plan so that all Stock Options from and after the date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board of Directors, shall be vested and exercisable in full; and

          (iii) all outstanding Stock Options may be cancelled by the Board of Directors as of the effective date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of a stock option, and each holder of a Stock Option shall have the right to exercise any vested Stock Option in full (without regard to any limitation set forth in or imposed pursuant to this Plan) during a thirty (30) day period preceding the effective date of any such merger, consolidation, liquidation, sale or acquisition.

     C. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustments by reason thereof shall be made with respect to, the number, class or price of shares of stock then subject to outstanding Stock Options.

                                  ARTICLE IX
                       AMENDMENT OR TERMINATION OF PLAN
                       --------------------------------

     A. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but an amendment may not be made without shareholder approval if such approval is necessary to comply with any applicable regulatory requirement.

     B. No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Stock Option theretofore granted to her or him under the Plan.

                                   ARTICLE X
                              REQUIREMENTS OF LAW
                              -------------------

     The Company shall not be required to sell or issue any shares under any Stock Option if the issuance of such shares shall constitute or result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, upon exercise of any Stock Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Stock Option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to register any securities covered hereby pursuant to the Securities Act of 1933. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of a Stock Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

                                  ARTICLE XI
                           NO RIGHTS AS STOCKHOLDER
                           ------------------------

     No Optionee shall have rights as a stockholder with respect to shares covered by this stock option until the date of issuance of a stock certificate for such shares; and except as otherwise provided in Article VII hereof, no adjustment for dividends or otherwise shall be made if the record date therefor is prior to the date of issuance of such certificate.

                                  ARTICLE XII
                               WRITTEN AGREEMENT
                               -----------------

     Each Stock Option granted hereunder shall be embodied in a written Stock Option Agreement which shall be subject to the terms and conditions described herein and shall be signed by the Optionee and by the President or any Vice President of the Company for and in the name and on behalf of the Company. Such a Stock Option Agreement shall contain such other provisions as the Committee, in its discretion shall deem advisable.

                                 ARTICLE XIII
          INDEMNIFICATION OF THE COMMITTEE AND THE BOARD OF DIRECTORS
          -----------------------------------------------------------

     In addition to such other rights of indemnifications as they may have as members of the Board or the Committee, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and the Board of Directors, whether or not he continues to be such member of the Committee and the Board of

Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include an expenses incurred by any such member of the Committee and the Board of Directors (i) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee and the Board of Directors; or (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee and the Board of Directors unless within sixty (60) days after institution of any such action, suit, or proceeding, he shall have offered the Company in writing the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and the Board of Directors and shall be in addition to all other rights to which such member of the Committee and the Board of Directors may be entitled to as a matter of law, contract or otherwise.

                                  ARTICLE XIV
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     A.  RIGHT TO CONTINUED EMPLOYMENT:  No person shall have any claim or right
         -----------------------------
to be granted a Stock Option under the Plan, and the grant of a Stock Option under the Plan shall not be construed as giving an Optionee the right to be retained in the employ of the Company.

     B.  NONTRANSFERABILITY:  Except by will or the laws of descent and
         ------------------
distribution, no right or interest of any stock option granted under the Plan shall be assignable or transferable by the Optionee. In addition, such option shall be exercised only by him, and no right or interest of any Optionee shall be liable for, or subject to, any lien, obligation or liability of such Optionee.

     C.  WITHHOLDING TAXES:  The Company shall have the right to require a
         -----------------
payment from an Optionee to cover applicable withholding for income and employment taxes in the event of the exercise of a Stock Option. Upon the exercise of a Stock Option requiring tax withholding, an Optionee may make a written election to have shares of common stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by an Optionee shall be at the sole discretion of the Committee.

     D.  PLAN EXPENSES:  Any expenses of administering this Plan shall be borne
         -------------
by the Company.

     E.  USE OF EXERCISE PROCEEDS:  The payment received from Optionees from the
         ------------------------
exercise of Stock Options under the Plan shall be used for the general corporate purposes of the Company.

     F.  CONSTRUCTION OF PLAN:  The place of administration of the Plan shall be
         --------------------
in the State of Michigan, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Michigan.

     G.  FOREIGN NATIONALS:  Without amending the Plan, grants may be made to
         -----------------
employees of the Corporation who are foreign nationals or employed outside the United States or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

     IN WITNESS WHEREOF, SYMPLEX COMMUNICATIONS CORPORATION, has caused this Amended and Restated Nonstatutory Stock Option Plan to be executed this 11th day of April, 1997.


                                    Symplex Communications Corporation
                                    a Delaware corporation


                                     /s/ Thomas R. Mayer
                                    ____________________________
                                    By:  Thomas R. Mayer
                                    Its: President

ATTEST:


/s/ Thomas Radigan
____________________________
Thomas Radigan, Secretary

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